Exhibit 3.10

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

COOPER-STANDARD AUTOMOTIVE NC L.L.C.

Cooper-Standard Automotive NC L.L.C., a limited liability company organized and existing under the laws of the State of North Carolina (the “Company”), DOES HEREBY CERTIFY AS FOLLOWS:

I. The name of the limited liability company is “Cooper-Standard Automotive NC L.L.C.” The original articles of organization were filed with the Secretary of State of the State of North Carolina on December 10, 2001.

II. The Company filed an amended plan of reorganization under chapter 11 of title 11 of the United States Code on March 26, 2010 (the “Plan”), as confirmed on May 12, 2010 by the United States Bankruptcy Court for the District of Delaware.

III. These Amended and Restated Articles of Organization of the Company have been duly executed and are being filed by the undersigned authorized person in accordance with the provisions of §57C-2-22.1 of the General Statutes of North Carolina, to amend and restate the original Articles of Organization of the Company, as heretofore amended (the “Articles of Organization”).

The Articles of Organization are hereby amended and restated in their entirety to read as follows:

1. The name of the limited liability company is Cooper-Standard Automotive NC L.L.C.

2. There shall be no limit on the duration of the Company.

3. The name and address of the initial member of the Company is as follows: Cooper-Standard Automotive Holding Company, c/o CT Corporation System, 1300 East 9th Street, Cleveland, OH 44114.

4. The name and address of each person executing these articles of organization is as follows: Timothy W. Hefferon, Cooper-Standard Automotive Inc. (signing as an officer of the member), 39550 Orchard Hill Place, Novi, Michigan 48375.

5. The street address and county of the initial registered office of the Company is: 225 Hillsborough Street, Raleigh, NC, Wake County.

6. The name of the initial registered agent is CT Corporation System.

7. The Company is a member-managed limited liability company: all members by virtue of their status as members shall be managers of the Company.

8. The Company shall not issue nonvoting limited liability company interests. The prohibition on issuance of nonvoting limited liability company interests is included in these Articles of Organization in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

*****

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization of Cooper-Standard Automotive NC L.L.C. as of this 13th day of July, 2010.

Cooper-Standard Automotive NC L.L.C.

By its sole member: Cooper-Standard Automotive Inc.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel & Secretary